Exhibit 99.1
Couchbase Announces First Quarter Fiscal 2023 Financial Results
Santa Clara, Calif., - June 8, 2022 – Couchbase, Inc. (NASDAQ: BASE), provider of a leading modern database for enterprise applications, today announced financial results for its first quarter ended April 30, 2022.
“We delivered a strong first quarter exceeding the high end of our guidance on all metrics, highlighted by the third straight quarter of accelerating ARR growth,” said Matt Cain, President and CEO of Couchbase. “Couchbase Capella is continuing to gain momentum and customer feedback has been positive. We are confident that our expansive and differentiated product portfolio will continue to be at the forefront of our customers’ digital transformation initiatives.”
First Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue for the quarter was $34.9 million, an increase of 25% year-over-year. Subscription revenue for the quarter was $32.0 million, an increase of 21% year-over-year.
•Annual recurring revenue (ARR): Total ARR as of April 30, 2022 was $139.7 million, an increase of 27% year-over-year, or 31% on a constant currency basis. See the section titled “Key Business Metrics” below for details.
•Gross margin: Gross margin for the quarter was 86.7%, compared to 87.9% for the first quarter of fiscal 2022. Non-GAAP gross margin for the quarter was 87.3%, compared to 88.0% for the first quarter of fiscal 2022. See the section titled “Use of Non-GAAP Financial Measures” and the tables titled “Reconciliation of GAAP to Non-GAAP Results” below for details.
•Loss from operations: Loss from operations for the quarter was $19.0 million, compared to $14.1 million for the first quarter of fiscal 2022. Non-GAAP operating loss for the quarter was $13.4 million, compared to $12.3 million for the first quarter of fiscal 2022.
•Cash flow: Cash flow used in operating activities for the quarter was $8.6 million, compared to $3.2 million in the first quarter of fiscal 2022. Capital expenditures were $0.8 million during the quarter, leading to negative free cash flow of $9.4 million, compared to negative free cash flow of $3.4 million in the first quarter of fiscal 2022.
•Remaining performance obligations (RPO): RPO as of April 30, 2022 was $169.0 million, an increase of 68% year-over-year.
Recent Business Highlights
•Announced the Couchbase Capella DBaaS offering on Google Cloud. Customers now have more flexibility on where to deploy Capella, improving alignment with applications and supporting hybrid and multi-cloud strategies from a single platform with price performance superior to competitors.

•Announced that Couchbase Capella manages and fully hosts a backend for mobile and IoT applications called Capella App Services. The enhanced offering makes it easier for developers to design and deploy fast and resilient mobile applications that seamlessly sync data between the cloud and connected devices. Now as a fully managed service, development teams can save time, effort and resources by streamlining setup configuration, synchronization and ongoing backend services management.
•Announced version 7.1 of Couchbase Server, which delivers incredible advancements in performance, storage capacity and workload breadth, including expanded operational analytics support with direct Tableau integration – all while dramatically reducing deployment cost. With Couchbase Server 7.1, enterprise architects and development teams significantly reduce the cost of building and running applications while gaining compelling operational efficiency.
•Granted an additional U.S. patent for a novel approach to optimizing document-oriented database queries on arrays. This is Couchbase’s second patent recognizing inventions in cost-based optimization for document-oriented databases and highlights the Company’s unique engineering innovation.
For the second quarter of fiscal 2023, Couchbase expects:
•Total revenue between $35.8 million and $36.0 million
•Total ARR between $142.5 million and $144.5 million
•Non-GAAP operating loss between $11.9 million and $11.7 million
For the full fiscal year 2023, Couchbase expects:
•Total revenue between $147.2 million and $148.2 million
•Total ARR between $160.5 million and $164.5 million
•Non-GAAP operating loss between $55.2 million and $54.2 million
The guidance provided above is based on several assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.
Couchbase is not able, at this time, to provide GAAP targets for operating loss for the second quarter or full year of fiscal 2023 because of the difficulty of estimating certain items excluded from non-GAAP operating loss that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Appointment of Chief Revenue Officer
Couchbase today announced it has promoted Huw Owen to Senior Vice President and Chief Revenue Officer, effective immediately. Mr. Owen has served as a leader of Couchbase’s international sales business for nearly four years, where he played a significant role in accelerating Couchbase’s growth, including increasing international ARR by nearly 200%. Prior to Couchbase, Mr. Owen held various international sales leadership roles at Veritas, Symantec, Lenovo and Good Technology.
“Huw’s impressive background combines scaling sales at high-growth companies with operational excellence at leading enterprise technology companies, making him well suited to take Couchbase to the next level of growth,” said Mr. Cain. “Huw is an ideal successor to step into the CRO role and I am excited to welcome him to our world class management team. I’d like to thank Denis Murphy for his many contributions to Couchbase and we wish him well in his future endeavors.”
Conference Call Information
Couchbase will host a conference call and webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Wednesday, June 8, 2022 to discuss its financial results and business highlights. To access this conference call, dial (888) 660-1027 from the United States and Canada or (409) 231-2719 internationally with conference ID: 9493179. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of Couchbase’s website at investors.couchbase.com.
About Couchbase
At Couchbase, we believe data is at the heart of the enterprise. We empower developers and architects to build, deploy and run their most mission-critical applications. Couchbase delivers a high-performance, flexible and scalable modern database that runs across the data center and any cloud. Many of the world’s largest enterprises rely on Couchbase to power the core applications their businesses depend on. For more information, visit www.couchbase.com.
Couchbase has used, and intends to continue using, its investor relations website and the corporate blog at blog.couchbase.com to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the corporate blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Use of Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures are useful to investors in evaluating our operating performance. We use certain non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. Non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures (provided in the financial statement tables included in this press release), and not to rely on any single financial measure to evaluate our business.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss attributable to common stockholders and non-GAAP net loss per share attributable to common stockholders: We define these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and employer taxes on employee stock transactions. We use these non-GAAP financial measures in conjunction with GAAP measures to assess our performance, including in the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.
Beginning with the first quarter of fiscal 2023, we have excluded employer payroll taxes on employee stock transactions, which is a cash expense, from our non-GAAP results. These payroll taxes have been excluded from our non-GAAP results because they are tied to the timing and size of the exercise or vesting of the underlying equity awards, and the price of our common stock at the time of vesting or exercise may vary from period to period independent of the operating performance of our business. Prior period non-GAAP financial measures have not been adjusted to reflect this change, and the effect of this change is not material for any period previously presented.
Free cash flow: We define free cash flow as cash used in operating activities less purchases of property and equipment, which includes capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Please see the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results.
Key Business Metrics
We review a number of operating and financial metrics, including ARR, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define ARR as of a given date as the annualized recurring revenue that we would contractually receive from our customers in the month ending 12 months following such date. ARR also includes revenue from consumption-based cloud credits of Couchbase Capella products. ARR for Couchbase Capella products is calculated by annualizing the prior 90 days of actual consumption, assuming no increases or reductions in usage.
Based on historical experience with customers, we assume all contracts will be automatically renewed at the same levels unless we receive notification of non-renewal and are no longer in negotiations prior to the measurement date. ARR excludes revenue derived from the use of cloud products only based on on-demand arrangements and services revenue. Although we seek to increase ARR as part of our strategy of targeting large enterprise customers, this metric may fluctuate from period to period based on our ability to acquire new customers and expand within our existing customers. We believe that our ARR is an important indicator of the growth and performance of our business. We updated our definition of ARR beginning in the first quarter of fiscal 2023 to include revenue from consumption-based cloud credits of Couchbase Capella by annualizing the prior 90 days of actual consumption, assuming no increases or reductions in usage. ARR for periods prior to the first quarter of fiscal 2023 has not been adjusted to reflect this change as it is not material to any period previously presented.

We also attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates within the current period. We calculate constant currency growth rates by applying the applicable prior period exchange rates to current period results.
Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, quotations of management, the section titled “Financial Outlook” above and statements about Couchbase’s market position, strategies and potential market opportunities. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to: our history of net losses and ability to achieve or maintain profitability in the future; our ability to continue to grow on pace with historical rates; our ability to manage our growth effectively; intense competition and our ability to compete effectively; cost-effectively acquiring new customers or obtaining renewals, upgrades or expansions from our existing customers; the market for our products and services being relatively new and evolving, and our future success depending on the growth and expansion of this market; our ability to innovate in response to changing customer needs, new technologies or other market requirements; our limited operating history, which makes it difficult to predict our future results of operations; the significant fluctuation of our future results of operations and ability to meet the expectations of analysts or investors; our significant reliance on revenue from subscriptions, which may decline and, the recognition of a significant portion of revenue from subscriptions over the term of the relevant subscription period, which means downturns or upturns in sales are not immediately reflected in full in our results of operations; and the impact of the ongoing COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in our filings with the SEC that we may file from time to time, including those more fully described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022 that will be filed with the SEC, which should be read in conjunction with this press release and the financial results included herein. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Investor Contact:
Edward Parker
ICR for Couchbase
IR@couchbase.com

Media Contact:
Michelle Lazzar
Couchbase Communications
CouchbasePR@couchbase.com

Couchbase, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Revenue:
License	$5,007	$4,278
Support and other	26,974	22,187
Total subscription revenue	31,981	26,465
Services	2,872	1,490
Total revenue	34,853	27,955
Cost of revenue:
Subscription(1)	2,396	2,052
Services(1)	2,255	1,340
Total cost of revenue	4,651	3,392
Gross profit	30,202	24,563
Operating expenses:
Research and development(1)	14,421	12,541
Sales and marketing(1)	26,843	20,634
General and administrative(1)	7,926	5,497
Total operating expenses	49,190	38,672
Loss from operations	(18,988)	(14,109)
Interest expense	(25)	(245)
Other income (expense), net	(556)	84
Loss before income taxes	(19,569)	(14,270)
Provision for income taxes	265	329
Net loss	$(19,834)	$(14,599)
Cumulative dividends on Series G redeemable convertible preferred stock	—	(1,479)
Net loss attributable to common stockholders	$(19,834)	$(16,078)
Net loss per share attributable to common stockholders, basic and diluted	$(0.45)	$(2.55)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	44,265	6,302
_______________________________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2022	2021
Cost of revenue—subscription	$122	$27
Cost of revenue—services	94	22
Research and development	1,899	570
Sales and marketing	1,987	541
General and administrative	1,348	669
Total stock-based compensation expense	$5,450	$1,829

Couchbase, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of April 30, 2022	As of January 31, 2022

Assets
Current assets
Cash and cash equivalents	$47,672	$95,688
Short-term investments	153,409	110,266
Accounts receivable, net	24,622	36,696
Deferred commissions	11,548	11,783
Prepaid expenses and other current assets	8,014	8,559
Total current assets	245,265	262,992
Property and equipment, net	4,341	4,288
Operating lease right-of-use assets(2)	7,668	—
Deferred commissions, noncurrent	8,267	8,243
Other assets	1,453	1,219
Total assets	$266,994	$276,742
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,640	$1,923
Accrued compensation and benefits	8,025	16,143
Other accrued liabilities	2,946	3,231
Operating lease liabilities(2)	2,717	—
Deferred revenue	68,466	69,010
Total current liabilities	84,794	90,307
Operating lease liabilities, noncurrent(2)	5,627	—
Deferred revenue, noncurrent	2,289	2,713
Other liabilities	—	507
Total liabilities	92,710	93,527
Stockholders’ equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	536,981	525,392
Accumulated other comprehensive loss	(881)	(195)
Accumulated deficit	(361,816)	(341,982)
Total stockholders’ equity	174,284	183,215
Total liabilities and stockholders’ equity	$266,994	$276,742
_______________________________
(2)The Company adopted ASU 2016-02, “Leases” (Topic 842) using the modified retrospective method as of February 1, 2022 and elected the transition option that allows the Company not to restate the comparative periods in its financial statements in the year of adoption.

Couchbase, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Cash flows from operating activities
Net loss	$(19,834)	$(14,599)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	739	708
Stock-based compensation	5,450	1,829
Amortization of deferred commissions	4,009	2,958
Non-cash lease expense	648	—
Foreign currency transaction (gains) losses	974	(75)
Other	198	34
Changes in operating assets and liabilities
Accounts receivable	11,781	18,557
Deferred commissions	(3,798)	(2,718)
Prepaid expenses and other assets	312	(1,898)
Accounts payable	731	1,021
Accrued compensation and benefits	(8,112)	(3,274)
Accrued expenses and other liabilities	(71)	(668)
Operating lease liabilities	(666)	—
Deferred revenue	(968)	(5,064)
Net cash used in operating activities	(8,607)	(3,189)
Cash flows from investing activities
Purchases of short-term investments	(53,630)	(1,726)
Maturities of short-term investments	9,600	5,190
Additions to property and equipment	(799)	(230)
Net cash provided by (used in) investing activities	(44,829)	3,234
Cash flows from financing activities
Proceeds from exercise of stock options	2,614	1,447
Proceeds from issuance of common stock under ESPP	3,525	—
Payments of deferred offering costs	—	(1,439)
Net cash provided by financing activities	6,139	8
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(719)	(6)
Net increase (decrease) in cash, cash equivalents and restricted cash	(48,016)	47
Cash, cash equivalents, and restricted cash at beginning of period	96,231	37,840
Cash, cash equivalents, and restricted cash at end of period	$48,215	$37,887
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$47,672	$37,344
Restricted cash included in other assets	543	543
Total cash, cash equivalents and restricted cash	$48,215	$37,887

Couchbase, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Total revenue	$34,853	$27,955
Gross profit	$30,202	$24,563
Add: Stock-based compensation expense	216	49
Add: Employer taxes on employee stock transactions	2	—
Non-GAAP gross profit	$30,420	$24,612
Gross margin	86.7%	87.9%
Non-GAAP gross margin	87.3%	88.0%

	Three Months Ended April 30,
	2022	2021
Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP research and development	$14,421	$12,541
Less: Stock-based compensation expense	(1,899)	(570)
Less: Employer taxes on employee stock transactions	(24)	—
Non-GAAP research and development	$12,498	$11,971

GAAP sales and marketing	$26,843	$20,634
Less: Stock-based compensation expense	(1,987)	(541)
Less: Employer taxes on employee stock transactions	(36)	—
Non-GAAP sales and marketing	$24,820	$20,093

GAAP general and administrative	$7,926	$5,497
Less: Stock-based compensation expense	(1,348)	(669)
Less: Employer taxes on employee stock transactions	(71)	—
Non-GAAP general and administrative	$6,507	$4,828

	Three Months Ended April 30,
	2022	2021
Reconciliation of GAAP operating loss to non-GAAP operating loss:
Total revenue	$34,853	$27,955
Loss from operations	$(18,988)	$(14,109)
Add: Stock-based compensation expense	5,450	1,829
Add: Employer taxes on employee stock transactions	133	—
Non-GAAP operating loss	$(13,405)	$(12,280)
Operating margin	(54)%	(50)%
Non-GAAP operating margin	(38)%	(44)%

	Three Months Ended April 30,
	2022	2021
Reconciliation of GAAP net loss attributable to common stockholders to non-GAAP net loss attributable to common stockholders:
Net loss attributable to common stockholders	$(19,834)	$(16,078)
Add: Stock-based compensation expense	5,450	1,829
Add: Employer taxes on employee stock transactions	133	—
Non-GAAP net loss attributable to common stockholders	$(14,251)	$(14,249)
GAAP net loss per share attributable to common stockholders	$(0.45)	$(2.55)
Non-GAAP net loss per share attributable to common stockholders	$(0.32)	$(2.26)
Weighted average shares outstanding, basic and diluted	44,265	6,302
The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (in thousands, unaudited):

	Three Months Ended April 30,
	2022	2021
Net cash used in operating activities	$(8,607)	$(3,189)
Less: Purchases of property and equipment	(799)	(230)
Free cash flow	$(9,406)	$(3,419)
Net cash provided by (used in) investing activities	$(44,829)	$3,234
Net cash provided by financing activities	$6,139	$8

Couchbase, Inc.
Key Business Metrics
(in millions)
(unaudited)

	As of
	Jan. 31,	April 30,	July 31,	Oct. 31,	Jan. 31,	April 30,
	2021	2021	2021	2021	2022	2022
Annual Recurring Revenue	$107.8	$109.5	$115.2	$122.3	$132.9	$139.7